EXHIBIT 10.1


                          PURCHASE AND SALE AGREEMENT
                         AND JOINT ESCROW INSTRUCTIONS

     THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("Agreement") is dated as of April 13, 2000, by and between CRBC, LLC, a California limited liability company ("Seller"), and DCH TECHNOLOGY, INC., a Colorado corporation ("Buyer").

                                R E C I T A L S
                                - - - - - - - -

     A. Seller is the owner of certain real property located in the City of Santa Clarita (the "City"), County of Los Angeles (the "County"), State of California, commonly known as 24832 Avenue Rockefeller, as more particularly described in Exhibit A attached hereto (the "Land").

     B. The Land is currently improved with one (1) industrial building containing approximately sixteen thousand eight hundred ninety-seven (16,897) square feet (the "Improvements").

     C. Seller desires to sell to Buyer and Buyer desires to buy from Seller the Land and Improvements upon the terms and subject to the conditions hereinafter set forth.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing Recitals (which, by this reference, are incorporated herein), the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

          1.  Agreement to Purchase/Sell.  Seller hereby agrees to sell, convey
              --------------------------
and assign to Buyer, and Buyer agrees to buy and accept from Seller, all of Seller's right, title and interest in the Land and all of the Improvements located thereon (collectively, the "Property") under the terms and conditions and for the purchase price hereinafter set forth. The Property shall include easements and rights of way appurtenant to the Land, and all other rights and privileges pertaining to the Land and/or the Improvements, including without limitation any and all construction warranties The Property shall not include any subsurface mineral rights lying 100 feet or more below the surface of the Land, which rights shall be retained by Seller or its predecessor without any right to surface entry.

          2.  Purchase Price.
              ---------------

              (a) The purchase price to be paid by Buyer at the Close of Escrow (as defined in Section 4) for the Property (the "Purchase Price") is One Million Three Hundred Fifty-One Thousand Seven Hundred Sixty Dollars ($1,351,760) and shall be paid in the following increments at the following times:

                   (i)    Buyer shall deposit into Escrow (as defined in Section
          4) cash in the amount of Fifty Thousand Dollars ($50,000) within two
          (2) business days after the Opening of Escrow (as defined in Section
          4);

                   (ii) On or before May 15, 2000, Buyer shall deposit into Escrow an additional sum of cash in the amount of Fifty Thousand Dollars ($50,000), provided that Buyer does not elect to terminate this Agreement; and

                   (iii) Buyer shall deposit into Escrow the balance of the Purchase Price, as well as all sums necessary to pay Buyer's costs, expenses and prorations in connection with this transaction at least one (1) business day prior to the Close of Escrow.

              (b) So much of the cash sums as have actually been deposited into Escrow pursuant to Sections 2(a)(i) and 2(a)(ii) shall sometimes be referred to herein as the "Deposit." The Deposit shall be placed in an interest-bearing account by Escrow Holder at a financial institution whose deposits are federally insured upon terms acceptable to Buyer. All interest which accrues on the Deposit shall be considered a part of the Deposit. Subject to the provisions of Sections 13 and 14 below, the Deposit shall be applied as follows: (i) in the event that a Close of Escrow occurs, the entire amount of the Deposit shall be credited against the Purchase Price concurrently with the Close of Escrow; (ii) in the event that this Agreement is terminated pursuant to Section 3(c) below, the Deposit shall be refunded to Buyer in accordance with the terms of Section 3(c); or (iii) in the event of either a default by Buyer as provided in Section 15 below or the approval and/or waiver of all contingencies under the terms of
     Section 3 below, the Deposit shall be released to Seller, shall be non-refundable to Buyer and shall constitute the liquidated damages of Seller pursuant to Section 15 below. In the event the Deposit is released to Seller pursuant to the preceding sentence but thereafter Seller defaults under this Agreement or the Title Company refuses or is unable to issue the Title Policy, the Deposit shall be returned to Buyer.

          3.  Contingencies.  Buyer's obligation to purchase the Property and
              -------------
the remainder of Buyer's obligations under this Agreement shall be subject to its approval, deemed approval or waiver of the following contingencies within the time periods indicated below:

              (a)  Title.
                   -----

                   (i) Buyer shall have until May 15, 2000 to review and approve a preliminary title report on the Property (the "PTR") prepared by First American Title Insurance Company (the "Title Company"), together with legible copies of all documents (the "Exception Documents") relating to the title exceptions referred to in the PTR. In the event Buyer approves the PTR, all title matters set forth in the PTR and all of the Title Company's standard printed exceptions to coverage shall constitute the "Permitted Exceptions." In the event Buyer disapproves any title exception(s) contained in the PTR, then this Agreement shall terminate in accordance with Section 3(c) unless Seller agrees in writing that prior to or concurrently with the Close of Escrow, Seller will remove the disapproved exception(s) from title. If Seller so agrees in writing, all title matters set forth in the PTR except for the disapproved exception(s), and all of the Title Company's standard printed exceptions to coverage, shall be considered Permitted Exceptions. Notwithstanding the foregoing, Buyer hereby disapproves all monetary liens, and Seller hereby agrees to remove monetary liens prior to the Close of Escrow.

                   (ii) If the Title Company, prior to the Close of Escrow, discloses to Buyer a new exception, or materially amends any exception previously approved by Buyer, then Buyer shall have five (5) business days from its receipt of such disclosure, together with legible copies of all documents mentioned in such disclosure, to disapprove the same by written notice to Seller; provided, however, that Buyer may disapprove such new or amended exception only if such new or amended exception materially and adversely affects Buyer's ability to utilize the Property for Buyer's intended purpose or diminishes the value of the Property. Buyer's failure to so notify Seller shall be deemed to mean that such new or amended exceptions are not acceptable to Buyer, in which event this Agreement shall terminate and Buyer shall be entitled to a refund of the Deposit.

              (b)  Documents to be Obtained and Determinations to be Made by
                   ---------------------------------------------------------
Buyer.
-----

                   (i)  General Contingencies.  On or before May 15, 2000, Buyer
                        ---------------------
          shall have notified Seller and Escrow Holder of Buyer's approval or disapproval of the following documents and matters, as applicable.

                        (A) All permits, governmental authorizations, CC&R's, special assessment fees, soils reports and grading plans that relate to the Property;

                        (B) The bill or bills issued for the most recent year for which bills have been issued for all real estate taxes with respect to the Property and a copy of any and all notices pertaining to real estate taxes or assessments applicable to the Property (collectively, the "Tax Bills"). Seller shall promptly deliver to Buyer a copy of any such Tax Bills received by Seller after the date hereof even if received after the Close of Escrow;

                        (C) The results of a physical inspection of the Property, including without limitation, any and all soils, geologic, hydrology, seismic, environmental, engineering, endangered species, archeological, architectural or other inspections, studies or investigations which Buyer deems to be advisable;

                        (D) A copy of the existing Phase I Environmental Assessment Report relating to the Property which Seller will provide to Buyer, without representation or warranty as to truth, accuracy or completeness, upon the Opening of Escrow;

                        (E) All existing subdivision, zoning, land use entitlements or permit requirements (including without limitation water permits) applicable to the Property or Buyer's intended use or development thereof;

                        (F)  Such feasibility studies as Buyer deems advisable;
              and

                        (G) The results of Buyer's review of the construction contracts, warranties, and plans and specifications pursuant to which the Improvements have been constructed.

                 (ii)   Documents.  Seller will use best efforts to deliver to
                        ---------
     Buyer or its counsel a preliminary title report with underlying documents and Seller's non-proprietary and non-confidential records relating to the Property, including contracts, plans, studies, reports and other items specified in Section 3(b)(i), if any, on or before April 18, 2000. Seller represents that all documents in its possession or control listed in
     Section 3(b)(i) will be delivered to Buyer pursuant to the preceding sentence. Buyer agrees that any information relating to Seller's costs of construction is proprietary and will be redacted from any documents (including without limitation, the construction contract) prior to delivery to Buyer. Buyer acknowledges and agrees that all documents made available by Seller are for informational purposes only, that Seller makes no representation or warranty (nor shall any representation or warranty be deemed made by Seller) with respect to the truth, accuracy or completeness of any matters set forth in such documents, except that Seller represents that to Seller's actual knowledge, all copies of documents delivered to Buyer are true and correct copies of the originals. Buyer further acknowledges and agrees that it is not relying on any information contained in such documents and, instead, is relying on its own investigation of the Property and related matters as more particularly set forth below in
     Section 8(b).

                 (iii)  Financing.  Buyer shall have until May 15, 2000 to
                        ---------
     satisfy itself as to the availability of financing for the purchase of the Property on terms and conditions acceptable to Buyer. At the request of Buyer, this contingency may be extended until May 31, 2000, if (A) Buyer has in good faith diligently attempted to arrange its loan for the acquisition of the Property, and (B) Buyer's lender has not yet finished its underwriting to the extent such underwriting relates to the Property and not to Buyer.

                 (iv)   Natural Hazard Disclosure.  Within ten (10) calendar
                        -------------------------
     days after Opening of Escrow, Seller shall provide Buyer with a Natural Hazard Disclosure Statement with respect to the Property (the "Natural Hazard Report") prepared by a commercial entity specializing in such services, in order to comply with the natural hazard disclosure requirements of the State of California. Seller has made no independent inquiry with regard to the matters set forth in the Natural Hazard Report, and is exclusively relying on the expertise of the party preparing the Natural Hazard Report. Seller shall have no liability to Buyer with respect to any inaccuracy contained in the Natural Hazard Report.

               (c)  Conditions Precedent.  The approval or waiver of all
                    --------------------
     contingencies set forth herein within the time period specified in this
     Section 3 is a condition precedent to the Close of Escrow. Buyer may approve or disapprove any or all of the documents, materials, items and matters identified in this Section 3 in its reasonable discretion. If Buyer timely disapproves or is deemed to disapprove any contingency as set forth in this Section 3, this Agreement and Escrow shall be terminated, unless within ten (10) business days after Seller receives from Buyer written notice of such disapproval Seller either satisfies such contingency or agrees to satisfy such contingency prior to the Close of Escrow. In the event this Agreement and Escrow are terminated pursuant to this Section 3(c), the Deposit shall be returned to Buyer minus Buyer's share of Escrow cancellation charges as provided in Section 5(e) below, and all documents deposited into Escrow by either party shall be returned to the party which deposited the same.

               (d)  Deemed Disapproval.  The failure by Buyer to approve in
                    ------------------
     writing any of the documents, materials, items or matters referred to in this Section 3 within the time period provided herein, shall be deemed disapproval by Buyer of such documents, materials, items or matters as to which such notice of approval has not been given. Buyer may waive any of the foregoing contingencies by the delivery of written notice thereof to Seller and Escrow Holder.

               (e)  Release of Deposit.  Upon approval and/or the waiver of all
                    ------------------
     of the foregoing contingencies by Buyer, and following Seller's deposit of the Grant Deed into Escrow, the Deposit shall be released to Seller by Escrow Holder without any further instruction, and shall be nonrefundable to Buyer except in the event of a default by Seller or the Title Company's failure to issue the Title Policy.

               (f)  Seller's Right to Studies.  If Escrow fails to close for any
                    -------------------------
     reason other than the breach of this Agreement by Seller, Buyer shall immediately deliver to Seller and Seller shall be entitled to retain, at no cost or expense to Seller, all layouts, surveys, environmental audits and other reports, investigations, test results and information obtained by Buyer with respect to the Property (or any part thereof), and, to the extent of Buyer's rights therein, Seller shall be authorized to use and distribute any and all such documentation and information as it shall elect in its sole and absolute discretion, but without representation or warranty by Buyer whatsoever.

           4.  Escrow.

               (a)  Escrow Holder.  An escrow for the purchase and sale of the
                    -------------
     Property (the "Escrow") shall be established at First American Title Insurance Company, 2 First American Way, Santa Ana, California 92707 (the "Escrow Holder").

               (b)  Opening of Escrow.  The Escrow shall be deemed open (the
                    -----------------
     "Opening of Escrow") upon the date that both Buyer and Seller have fully executed this document and delivered it to the Escrow Holder. Upon the Opening of Escrow, Escrow

     Holder shall give written notice to Buyer and Seller of the date on which the Opening of Escrow occurs or is deemed to have occurred.

               (c)  Escrow Instructions.  This Agreement shall constitute the
                    -------------------
     escrow instructions of Buyer and Seller to the Escrow Holder, and by accepting this Agreement and opening the Escrow, the Escrow Holder agrees to be bound by the terms and provisions of this Agreement.

               (d)  Seller Deposits into Escrow.  Seller shall deliver or cause
                    ---------------------------
     to be delivered to Escrow Holder in a timely manner to permit the closing of the transaction contemplated hereby by the Close of Escrow, the following:

                    (i) A Grant Deed conveying the Property to Buyer subject only to the Permitted Exceptions (the "Grant Deed");

                    (ii) A California Form 590-RE and a Non-Foreign Affidavit in the form of Exhibit B attached hereto (collectively, the "Non-Foreign Affidavit");

                    (iii) An Assignment of Construction Warranties in the form of Exhibit C attached hereto (the "Assignment"); and

                    (iv) Any other documents reasonably required by the Title Company to consummate this transaction.

               (e)  Buyer Deposits into Escrow.  Buyer shall deliver or cause to
                    --------------------------
     be delivered to Escrow Holder in a timely manner to permit the closing of the transaction contemplated hereby by the Close of Escrow, the following:

                    (i) The entire Purchase Price together with such other funds required for costs to be paid by Buyer pursuant to the terms of this Agreement;

                    (ii)   A preliminary change of ownership statement; and

                    (iii) Any other documents reasonably required by the Title Company for the issuance of the Title Policy and the Closing of Escrow.

               (f)  Close of Escrow.  Escrow shall close (the "Close of Escrow")
                    ---------------
     on or before the day which is seven (7) days following the expiration of the contingency period described in Section 3(b)(iii); provided, however, that the Close of Escrow shall be extended for a period of up to an additional seven (7) calendar days, if (i) Buyer has in good faith diligently attempted to arrange its loan for the acquisition of the Property, and (ii) Buyer's lender is not yet prepared to fund such loan. Buyer shall be obligated to close the purchase of the Property as soon as such lender is prepared to fund, but in any event on or before the expiration of such seven (7) day extension period. Escrow shall be deemed to have closed at the time the Grant Deed is filed for record in the Official Records of the County.

          (g)   Authorization to Close Escrow. Provided that Escrow Holder shall
                -----------------------------
not have received written notice from Buyer or Seller of the failure of any conditions precedent or of the termination of the Escrow, Buyer and Seller have deposited into the Escrow the items required by this Agreement and the Title Company can and will issue the Title Policy (as defined in Section 7) concurrently with the Close of Escrow, Escrow Holder shall:

                (i) Deliver to Buyer the Grant Deed by causing it to be recorded in the Official Records of the County and requesting that it be mailed to Buyer after it has been recorded;

                (ii) Deliver to Seller or to Seller's order the cash portion of the Purchase Price, less (A) all amounts to be paid by Seller hereunder,
     (B) Seller's share of liabilities and/or expenses to be prorated by Escrow Holder to Seller's account under Section 6, and (C) all amounts paid by Escrow Holder or the Title Company in satisfaction of liens and encumbrances on the Property in order to put title to the Property into the state required by this Agreement;

                (iii) Deliver to Buyer the Non-Foreign Affidavit; and

                (iv) Cause the Title Policy to be issued to Buyer by Title Company.

          (h)   U.S. Treasury Regulations. The purchase and sale of the Property
                -------------------------
is the sale of "reportable real estate" within the meaning of U.S. Treasury Regulations Section 1.6045-4 (the "Regulation"). Escrow Holder is the "real estate reporting person" within the meaning of the Regulation and shall make all reports to the federal government as required by the Regulation.

     5.   Closing Costs.
          -------------

          (a) Seller shall pay any documentary transfer tax on the Grant Deed and fifty percent (50%) of all escrow fees of the Escrow Holder.

          (b) Buyer shall pay the fees for recording the Grant Deed and fifty percent (50%) of all escrow fees of the Escrow Holder.

          (c)   The cost of the Title Policy shall be borne as described in
Section 7(d) below.

          (d) Any other costs of the Escrow or of closing pertaining to this transaction not otherwise expressly allocated between Buyer and Seller under this Agreement shall be apportioned in the manner customary in the County.

          (e) Notwithstanding the foregoing provisions of this Section 5, if the Escrow fails to close for any reason (other than the breach of this Agreement by one or both of the parties), the costs incurred through the Escrow, including the cost of the PTR, shall be borne equally by Buyer and Seller. Otherwise, the party who breached this

Agreement first shall bear all the costs incurred through the Escrow, including the cost of the PTR.

     6.   Prorations and Adjustments.
          --------------------------

          (a) All operating expenses of the Property shall be prorated as of the Close of Escrow. As used herein, the term "operating expenses of the Property" shall include, without limitation:

                (i)   The charges for utilities servicing the Property;

                (ii) Association assessments and charges under any operating contracts relating to the Property; and

                (iii) Non-delinquent real property taxes, assessment district charges and similar items.

          (b) All such prorations shall be subject to adjustment outside of Escrow within sixty (60) days after the Close of Escrow to the extent new information becomes available to Buyer or Seller.

          (c) Unless otherwise provided in this Section 6, all prorations shall be made on the basis of actual days in a month and a 365-day year, and the obligation of Buyer and Seller under this Section 6 shall survive the Close of Escrow. Escrow Holder shall calculate all prorations based upon an operation, income and expense schedule provided by Seller and approved by Buyer. For purposes of calculating prorations, Buyer shall be deemed to be in possession of title to the Property, and therefore responsible for the expenses thereof, for the entire day upon which the Close of Escrow occurs.

     7.   Title.
          -----

          (a)   Possession. Buyer shall be placed in possession of the Property
                ----------
as of the Close of Escrow.

          (b)   Deed.  Title to the Property shall be conveyed to Buyer by the
                ----
Grant Deed.

          (c)   Policy.  Title to be conveyed to Buyer shall be insured by a
                ------
CLTA Standard Coverage Policy of Title Insurance (the "Title Policy") with liability in the amount of the Purchase Price, dated the date of the Close of Escrow, issued by the Title Company, insuring that Buyer is vested with fee simple title in the Property, subject only to the Permitted Exceptions.

          (d)   Cost of Policy.  Seller shall pay one hundred percent (100%) of
                --------------
the cost of the Title Policy and the cost of any and all title endorsements which are used for title curative purposes under Section 3. Buyer may obtain, in lieu of the Title Policy, an ALTA Extended Coverage policy of title insurance (the "ALTA Policy") issued by the Title Company with liability in the amount of the Purchase Price; provided, however,
                    --------  -------
     that in such event Buyer shall be solely responsible for any difference in premium or charge between the Title Policy and the ALTA Policy and for all survey and other costs associated with such ALTA Policy, and, provided
                                                                   --------
     further, Buyer's election to obtain an ALTA Policy shall in no way
     -------
     extend the title review contingency period set forth in Section 3(a).

     8.   Representations, Warranties and Covenants of Buyer.  Buyer hereby
          --------------------------------------------------
represents, warrants and covenants to Seller that the following matters are true and correct as of the execution of this Agreement and also will be true and correct as of the Close of Escrow:

          (a) This Agreement and all the documents to be executed and delivered by Buyer to Seller pursuant to the terms of this Agreement, (i) have been or will be duly authorized, executed and delivered by Buyer, (ii) are or will be legal, valid and binding obligations of Buyer as of the date of their respective executions, (iii) are or will be enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally), and (iv) do not, and will not, at the Close of Escrow, violate any provisions of any agreement to which any of the individuals or entities comprising Buyer is a party.

          (b) Buyer hereby agrees and acknowledges that it is buying the Property on an "AS-IS" basis; that it has made or will have made its own investigations and inspections of the Property, including, without limitation, the physical aspects of the Property; that in connection with its investigations and inspections of the Property it contracted or had the opportunity to contract with certain advisors and consultants, including, but not limited to, environmental consultants, engineers, architects and geologists, to conduct such environmental, architectural, geological and other inspections of the Property as Buyer deemed to be necessary; that it has approved the reports of such entities; that it is relying solely on such entities' reports and its own investigations as to the Property, its condition and other characteristics; that, except for the representations and warranties set forth in Section 9, it is not relying on any representations or warranties of Seller regarding the Property or any portion thereof or any matter related thereto; and that, except for the representations and warranties set forth in Section 9, Buyer is not making the purchase in reliance upon any statements or representations, express or implied, made by Seller or its agents or brokers, as to the condition of or characteristics of the Property, its fitness for use for any particular purpose, or the Property's compliance with any zoning or other rules, regulations, laws or statutes applicable to the Property, or the uses permitted on or the development requirements or any other matters relating to the Property. Seller has no liability nor responsibility to Buyer in connection with the matters set forth in this Section 8(b), including, without limitation, any liability for Seller's negligence or under any laws, rules, regulations or ordinances regulating the environment, hazardous materials, or human health and safety, or any latent or patent defects. Nothing set forth in this Section 8(b) or elsewhere in this Agreement shall be construed as a waiver by Buyer of any rights or remedies against any person or entity other than Seller and its principals.

     9.   Representations, Warranties and Covenants of Seller.  Seller hereby
          ---------------------------------------------------
represents, warrants and covenants to Buyer that the following matters are true and correct as of the execution of this Agreement and will also be true and correct as of the Close of Escrow:

          (a) Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of California.

          (b) This Agreement and all the documents and items to be executed and delivered by Seller to Buyer pursuant to the terms of this Agreement,
     (i) have been or will be duly authorized, executed and delivered by Seller,
     (ii) are or will be legal, valid and binding obligations of Seller as of the date of their respective executions, (iii) are or will be enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally), and (iv) do not and will not, at the Close of Escrow, violate any provisions of any agreement to which Seller is a party.

          (c) To Seller's actual knowledge, and except as otherwise disclosed to Buyer in writing, Seller has not received from any third party (including any federal, state or municipal governmental agency or authority) written request for information, written notices of claim, demand letters, or other written notification that it is or may be potentially responsible with respect to any investigation or clean-up of hazardous substances (including asbestos) released at the Property.

          (d) To Seller's actual knowledge, and except as otherwise disclosed to Buyer in writing, no condemnation, eminent domain, zoning or other land-use regulation proceeding or any other actions, suits or proceedings are pending or threatened against the Property, nor has Seller any knowledge of any assessments affecting the Property other than as set forth in the PTR.

          (e) To Seller's actual knowledge, and except as otherwise disclosed to Buyer in writing, there are no violations of any covenants, conditions or restrictions applicable to the Property, and Seller has received no written notice or complaint with respect to any such violation or alleged violation.

          (f) To Seller's actual knowledge, and except as disclosed to Buyer in writing, there are no leases or tenancy agreements affecting the Property or any portion thereof.

     10.  Intentionally Deleted.
          ---------------------

     11.  Limitation on Enforcement of Rights. Buyer, by completing its
          -----------------------------------
acquisition of the Property, shal be deemed to have waived any breaches or defaults of Seller of which Buyer had actual knowledge prior to the Close of Escrow.

     12.  Right to Enter Property.  Commencing on the Opening of Escrow, and
          -----------------------
continuing thereafter until this Agreement has been terminated, Buyer and its agents shall have the right, at Buyer's sole cost and expense, and upon two (2) days' prior written notice to Seller

(which notice shall contain a certificate of the liability insurance policy described below), to enter onto the Property at reasonable times and in a reasonable manner for the purpose of making such non-invasive and non-destructive tests and inspections as Buyer deems necessary in connection with this Agreement. Buyer shall maintain liability insurance coverage applicable to such activities with coverage in an amount of One Million Dollars ($1,000,000) per occurrence and issued by an insurer reasonably acceptable to Seller. Such policy shall name Seller as an additional insured and shall provide that there shall not be any cancellation or reduction in coverage without thirty (30) days' prior written notice to Seller at the address set forth in Section 19. After making such tests and inspections, Buyer shall restore the Property to its condition prior to such tests and inspections. Buyer hereby agrees to indemnify, defend, protect and hold Seller harmless from and against any loss, liability, claim, damage, cost or expense (including attorneys' fees) in connection with such tests and inspections.

     13.  Destruction of Improvements.  If prior to the Close of Escrow the
          ---------------------------
Improvements are damaged or destroyed, whether by fire or other casualty, then Seller shall promptly notify Buyer of such damage or destruction and the cost to repair the same, as reasonably estimated by Seller. In the event such estimated cost is in excess of Fifty Thousand Dollars ($50,000), Buyer may terminate the Escrow and this Agreement by giving Seller written notice of its intent to do so within five (5) business days after the date Buyer receives actual notice of said damage or destruction and the estimated cost to repair. On such termination, neither party shall have any further rights or obligations hereunder, and all funds deposited by Buyer into Escrow or released to Seller (less Buyer's share of Escrow fees theretofore incurred and one-half of the cost of the PTR), shall be returned to Buyer. In the event such estimated cost of repair is Fifty Thousand Dollars ($50,000) or less, or in the event Buyer elects not to terminate this Agreement, then the Escrow and this Agreement shall remain in full force and effect and Seller shall assign to Buyer, as a condition precedent to the Close of Escrow, all of Seller's rights, title and interest in and to any insurance proceeds or claims therefor with respect to such damage or destruction. Additionally, in such latter case, Seller shall pay to Buyer, by way of a credit against the Purchase Price, an amount equal to any deductible amount applicable to such damage or destruction under any casualty insurance coverage maintained by Seller with respect to the Property.

     14. Loss by Condemnation. In the event that prior to the Close of Escrow,
         --------------------
the Property, or any substantial part thereof, is subject to a taking by a public authority, then Buyer shall have the right, exercisable by giving notice to Seller within fifteen (15) days after receiving written notice of such taking, either (a) to terminate this Agreement and obtain a refund of the Deposit, in which case neither party shall have any further rights or obligations hereunder, except that Buyer and Seller shall each be responsible for one-half of any title or Escrow cancellation fee, or (b) to accept the Property in its then condition and proceed to close this transaction, and to receive an assignment of all of Seller's rights to any condemnation awards payable by reason of such taking. If Buyer elects to proceed under clause (b) above, Seller shall not compromise, settle or adjust any claims to such awards without Buyer's prior written consent, which consent shall not be unreasonably withheld. Seller agrees to give Buyer prompt notice of any taking of the Property promptly after Seller receives notice of the same.

     15.  Default of Buyer.  IN THE EVENT BUYER DEFAULTS IN ITS OBLIGATION TO
          ----------------
CLOSE THE PURCHASE OF THE PROPERTY IN ACCORDANCE WITH THIS AGREEMENT, THE DEPOSIT SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES WHICH SHALL BE SELLER'S SOLE REMEDY HEREUNDER. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES' REASONABLE ESTIMATE OF SUCH DAMAGES. THIS
SECTION 15 APPLIES ONLY TO A DEFAULT OF BUYER IN ITS OBLIGATION TO CLOSE THE PURCHASE OF THE PROPERTY AND IN NO WAY LIMITS BUYER'S POTENTIAL LIABILITY FOR ATTORNEYS' FEES PURSUANT TO SECTION 20(B) OR FOR INDEMNITY OBLIGATIONS SET FORTH IN THIS AGREEMENT.

                    SELLER'S INITIALS:  ______    BUYER'S INITIALS:  ______

     16.  Assignment of Contracts.  Upon the Close of Escrow, Seller shall be
          -----------------------
deemed to have assigned without warranty to Buyer all of Seller's right, title and interest in and to all assignable contracts, warranties, guaranties, plans, specifications and architect's, engineer's and other consultant's reports relating to the Property or the construction of the Improvements. Seller shall deliver all such documents to Buyer concurrently with the Close of Escrow. Buyer is not required to assume any obligations under any such documents.

     17.  Buyer's Remedies. Buyer and Seller agree that if the sale
          ----------------
contemplated by this Agreement is not completed as provided herein solely by reason of a material default of Seller or failure of the Title Company to issue the Title Policy, Buyer shall be entitled to terminate this Agreement and to obtain the return of the Deposit with interest at the rate of ten percent (10%) per annum from the date the Deposit is released from Escrow to Seller. Buyer does hereby specifically waive any right to pursue any other remedy at law or equity for such default of Seller.

     18.  Broker's Commission.  In connection with the transaction contemplated
          -------------------
by this Agreement, at the Close of Escrow, Seller shall pay a brokers' commission pursuant to a separate agreement which commission shall be split between CB Richard Ellis, Inc. and Told Partners. With the exception of such commission, Buyer and Seller each represents to the other that it has not entered into any agreement or incurred any obligation which might result in the obligation to pay a sales or brokerage commission or finder's fee with respect to this transaction. Buyer and Seller each agrees to indemnify, defend, protect and hold the other harmless from and against any and all losses, claims, damages, costs or expenses (including attorneys' fees) which the other may incur as a result of any claim made by any person to a right to a sales or brokerage commission or finder's fee in connection with this transaction to the extent such claim is based, or purportedly based, on the acts or omissions of Seller or Buyer, as the case may be. The obligations of Buyer and Seller under this
Section 18 shall survive the Close of Escrow.

     19.  Notices.  All notices required or permitted by this Agreement must be
          -------
in writing and shall be deemed to have been duly given when personally delivered, twenty-four

(24) hours after deposited with a reliable overnight carrier guaranteeing next day delivery, postage prepaid, addressed as set forth below, or seventy-two (72) hours after mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

     To Seller:         c/o The Clifford Realty Company
                        1451 Quail Street, Suite 210
                        Newport Beach, California 92660
                        Attention:  Mr. John E. Quinton

     With a copy to:    O'Melveny & Myers LLP
                        610 Newport Center Drive, 17th Floor
                        Newport Beach, California 92660-6429
                        Attention:  Scott J. Daruty, Esq.

     To Buyer:          c/o Told Partners
                        27833 Avenue Hopkins, Second Floor, 1B
                        Valencia, California  91355
                        Attention:  Mr. Steve Robertson

     With a copy to:    Silicon Valley Law Group
                        152 North Third Street, Suite 900
                        San Jose, California  95112
                        Attention:  Lucy Lofrumento, Esq.

     To Escrow Holder:  First American Title Insurance Company
                        2 First American Way
                        Santa Ana, California 92707
                        Attention:  Katherine Shannon
                        Escrow No.:  2076115

Either party may change its address for purposes of receiving notice hereunder by giving notice to the other party pursuant to the provisions hereof. Refusal to accept delivery of any notice shall be deemed to be delivery thereof.

          20.  Miscellaneous Provisions.
               ------------------------

               (a)  Incorporation of Prior Agreements.  This Agreement contains
                    ---------------------------------
     the entire understanding of Buyer and Seller with respect to the subject matter hereof, and supersedes all prior or contemporaneous written or oral agreements and understandings between the parties hereto pertaining to any such matter. No provision of this Agreement may be amended, modified or supplemented or added to except by an agreement in writing, expressly stating that such agreement is an amendment of this Agreement, signed by the parties to this Agreement or their respective successors in interest.

               (b)  Attorneys' Fees.  If either party commences an action
                    ---------------
     against the other to interpret or enforce any of the terms of this Agreement or because of the breach by the other party of any of the terms hereof, the losing party shall pay to the prevailing party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment. For the purpose of this Agreement, the terms "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred. The term "attorney" shall have the same meaning as the term "counsel."

     (c)  Time is of the Essence.  Time is of the essence of this Agreement.
          ----------------------

     (d)  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of each of the parties hereto and to their respective transferees, successors and assigns. Notwithstanding the foregoing, Buyer shall have no right to assign or transfer any of Buyer's rights or responsibilities hereunder to any person or entity without Seller's prior written consent, which may be given or withheld in Seller's sole and absolute discretion; provided, however that Seller hereby consents to an assignment of this Agreement by Buyer to any entity controlling, controlled by or under common control with Buyer.

     (e)  California Law; Choice of Forum.  This Agreement shall be construed in
          -------------------------------
accordance with and governed by the internal laws of the State of California, without giving effect to any "conflict of law" rules of such state. Buyer and Seller each acknowledge and agree that the Superior Court of the State of California in and for the County of Orange and the associated appellate courts shall have exclusive jurisdiction to hear and decide any dispute, controversy or litigation regarding the enforceability or validity of this Agreement or any portion thereof.

     (f)  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

     (g)  Interpretation.  Wherever possible, each provision of this Agreement
          --------------
shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. Only those obligations and liabilities expressly stated herein to survive the Close of Escrow shall survive the Close of Escrow.

     (h)  Construction.  The language in all parts of this Agreement shall be
          ------------
in all cases construed simply according to its fair meaning and not strictly against the party who drafted such language.

     (i)  Exhibits.  All Exhibits attached hereto are incorporated herein by
          --------
reference and made a part hereof for all purposes.

              (j)  No Recordation.  This Agreement shall not be recorded or
                   --------------
          filed in the public records of any jurisdiction by either party. Any attempt to do so shall be a breach of this Agreement.

              (k)  Business Days.  Unless "business day" is specified, the term
                   -------------
          "day" means a calendar day. Nevertheless, whenever action must be taken under this Agreement during a certain period of time or by a certain date that ends or occurs on a day which is not a business day, the time for performance shall be extended to the next business day. The term "business day" means any day other than a Saturday, Sunday or Federal or State of California holiday.

          21. Confidentiality.
              ---------------

              (a) In connection with the transaction contemplated herein, Seller will be delivering or otherwise making available to Buyer information, documents and other materials related to the Property, which may include, without limitation, those documents and materials referred to in Section 3(b) herein (collectively, the "Information"). The existence of this Agreement and the terms contained herein are considered a part of the Information for purposes of this confidentiality provision. Without Seller's prior written consent, Buyer agrees not to disclose prior to the Close of Escrow any Information except (i) to Buyer's auditors, counsel or professional advisors to whom it is necessary to show the Information, each of which shall be informed by Buyer of the confidential nature of the Information; and (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over Buyer, or to comply with Buyer's disclosure obligations as a public company, or as may otherwise be required by law (provided that Buyer shall give Seller notice of the disclosure permitted by this clause (ii) unless such notice is prohibited by the subpoena, order or law).

              (b) In the event this Agreement is terminated for any reason prior to the Close of Escrow, Buyer will, upon demand, return to Seller all documents or other written material received from Seller and all copies thereof made by Buyer which contain the Information which have not been properly disposed of by Buyer.

          22. Document Not an Offer.  The submission of this document to Buyer
              ---------------------
by Seller shall not constitute an offer by Seller to sell the Property on the terms set forth herein or on any other terms. Buyer expressly acknowledges and agrees that Seller shall not be bound by any of the terms of this Agreement until Seller has executed this Agreement and delivered it to Escrow Holder.

                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the day and year first above written.

                    "SELLER"

                    CRBC, LLC,
                    a California limited liability company



                    By:___________________________________
                       John E. Quinton, President

                    "BUYER"

                    DCH TECHNOLOGY, INC.,
                    a Colorado corporation



                    By:___________________________________

                    Name:_________________________________

                    Title:________________________________

                                   EXHIBIT A

                               LEGAL DESCRIPTION



All that real property situated in the City of Santa Clarita, County of Los Angeles, State of California and more particularly described as follows:

                       [TO BE ATTACHED BY ESCROW HOLDER]

                                   EXHIBIT B

                         SELLER'S NON-FOREIGN AFFIDAVIT

To inform DCH TECHNOLOGY, INC., a Colorado corporation (the "Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be required upon the transfer of certain real property to the Transferee by CRBC, LLC (the "Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

          1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Income Tax Regulations promulgated thereunder);

          2.   Transferor's U.S. employer identification number is ____________;
               and

          3. Transferor's office address is c/o The Clifford Companies, 1451 Quail Street, Suite 210, Newport Beach, California 92660.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this Certification and that, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Dated:  ____________, 2000

                               CRBC, LLC,
                               a California limited liability company



                               By:
                                  ------------------------------------------
                                  John E. Quinton, President

                                   EXHIBIT C

                                   ASSIGNMENT

                           ASSIGNMENT OF WARRANTIES,
               GUARANTIES, PERMITS AND OTHER INTANGIBLE PROPERTY

     THIS ASSIGNMENT OF WARRANTIES, GUARANTIES, PERMITS AND OTHER INTANGIBLE PROPERTY (this "Assignment") is made as of _______________, 2000, by CRBC, LLC, a California limited liability company ("Assignor"), to DCH TECHNOLOGY, INC., a Colorado corporation ("Assignee").

                                  WITNESSETH:

     WHEREAS, Assignor is contemporaneously herewith selling pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of April 13, 2000, by and between Assignor and Assignee (the "Purchase Agreement") that certain real property located in the City of Santa Clarita, County of Los Angeles, State of California, which is more particularly described on Schedule 1 attached hereto and incorporated herein by this reference and improvements thereon (the "Property"). Terms used in this Agreement and not otherwise herein defined shall be given the meanings defined in the Purchase Agreement.

     WHEREAS, Assignor desires to assign its interest in and to the following to Assignee as of the date on which title to the Property is vested in Assignee (the "Transfer Date"):

     (a) All "Warranties and Guaranties" (hereinafter defined);

     (b) All "Intangible Property" (hereinafter defined); and

     (c) All "Permits" (hereinafter defined).

     NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. As of the Transfer Date, Assignor hereby assigns and transfers unto Assignee, on an "as-is, where-is" basis and without representation or warranty of any kind, all of its right, title, claim and interest in, to and under the
(a) Warranties and Guarantees; (b) Intangible Property; and (c) Permits (collectively the "Assigned Interests").

     2.  The following terms shall have the following meanings:

         (a) The term "Warranties and Guaranties" as used herein shall mean and include all warranties and guarantees to the extent assignable, whether or not written, to the extent relating to all or any portion of the Property, including without limitation the Improvements, including without limitation construction warranties from contractors and subcontractors.

         (b) The term "Intangible Property" as used herein shall mean and include all intangible property used exclusively in connection with the Property.

         (c) The term "Permits" as used herein shall mean and include all governmental permits and approvals to the extent relating to the construction, operation, use or occupancy of the Property.

     3. This Assignment shall be binding on and inure to the benefit of Assignee and Assignor, and their respective heirs, executors, administrators, successors-in-interest and assigns.

     4. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

     5. Nothing contained herein shall be deemed or construed as relieving the Assignor or Assignee of their respective duties and obligations under the Purchase Agreement.


     IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

                          CRBC, LLC,
                          a California limited liability company



                          By:
                             ------------------------------------------
                             John E. Quinton, President

                                   Schedule 1

                       LEGAL DESCRIPTION OF REAL PROPERTY

                          PURCHASE AND SALE AGREEMENT
                         AND JOINT ESCROW INSTRUCTIONS


                                 by and between


                                   CRBC, LLC,
                    a California limited liability company,

                                    "Seller"


                                      and


                             DCH TECHNOLOGY, INC.,
                            a Colorado corporation,

                                    "Buyer"



                                 April 13, 2000